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                                                                     Exhibit 1.2




                              Vornado Realty Trust
                      Common Shares of Beneficial Interest
                             ----------------------

                                Pricing Agreement

                                                                   April 9, 1998

Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004

Ladies and Gentlemen:

         Vornado Realty Trust, a Maryland real estate investment trust (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated April 9, 1998 (the "Underwriting Agreement"), among the Company and Vornado Realty L.P. (the "Operating Partnership") on the one hand and Goldman, Sachs & Co. on the other hand, to issue and sell to you the Shares specified in Schedule II hereto (the "Designated Shares" consisting of Firm Shares and any Optional Shares you may elect to purchase). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Shares which are the subject of this Pricing Agreement. Each reference to the Representatives in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Shares, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, (a) the Company agrees to issue and sell to you, and you agree to purchase from the Company, at the time and place and at the purchase price set forth in Schedule II hereto the number of Firm Shares set forth in Schedule I hereto and, (b) in the event and to the extent that you shall exercise the election to purchase Optional Shares, as provided
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below, the Company agrees to issue and sell to you, and you agree to purchase from the Company at the purchase price set forth in Schedule II hereto that portion of the number of Optional Shares as to which such election shall have been exercised.

         The Company hereby grants to you the right to purchase at your election up to the number of Optional Shares set forth in Schedule I hereto on the terms referred to in the paragraph above for the sole purpose of covering over-allotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised by written notice from you to the Company given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you, but in no event earlier than the Time of Delivery or, unless you and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.


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         If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.


                                    Very truly yours,

                                    Vornado Realty Trust


                                    By: /s/ Joseph Macnow
                                        ---------------------------------
                                        Name: Joseph Macnow
                                        Title: Executive Vice President,
                                               Finance and Administration


Accepted as of the date hereof:

Goldman, Sachs & Co.


By: /s/ Goldman, Sachs & Co.
    -----------------------------
      (Goldman, Sachs & Co.)


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
                                   SCHEDULE I


                                                                Maximum
                                                                 Number
                                                Number of     of Optional
                                               Firm Shares    Shares Which
                                                  to be          May be
              Underwriter                       Purchased      Purchased
            ---------------                    -----------    ------------
          Goldman, Sachs & Co.                  10,000,000     1,500,000


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                                   SCHEDULE II


Number of Designated Shares:
         Number of Firm Shares: 10,000,000
         Maximum Number of Optional Shares: 1,500,000

Initial Offering Price to Public:
Goldman, Sachs & Co. propose to offer the Designated Shares from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices, subject to prior sale when, as and if delivered to and accepted by Goldman, Sachs & Co.

Purchase Price by Goldman, Sachs & Co.:
         $40.125 per Share

Form of Designated Shares:
Definitive form, to be made available for checking at least twenty-four hours prior to the Time of Delivery at the office of The Depository Trust Company or its designated custodian.

Specified Funds for Payment of Purchase Price:
Wire transfer of same day funds.

Blackout Provisions:
Subject to certain exceptions, the Company, Steven Roth, Michael Fascitelli and Interstate Properties, during the period beginning from the date of the Prospectus Supplement and continuing to and including the date 30 days after the date of the Prospectus Supplement, shall not offer, sell, contract to sell or otherwise dispose of any securities of the Company (other than pursuant to employee stock option plans existing, or on the conversion or exchange of convertible or exchangeable securities outstanding, on the date of the Prospectus Supplement) which are substantially similar to the Designated Shares or which are convertible or exchangeable into securities which are substantially similar to the Designated Shares, without the prior written consent of Goldman, Sachs & Co., except for the Designated Shares, any Shares (or securities convertible into or exercisable or exchangeable for Shares) issued by the Company in connection with acquisitions and an additional 1,100,000 newly issued Shares.

Time of Delivery:
9:00 a.m. (New York City time), April 15, 1998

Closing Location:
Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022


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         If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.


                                    Very truly yours,

                                    Vornado Realty Trust


                                    By: /s/ Joseph Macnow
                                        ---------------------------------
                                        Name: Joseph Macnow
                                        Title: Executive Vice President,
                                               Finance and Administration


Accepted as of the date hereof:

Goldman, Sachs & Co.


By: /s/ Goldman, Sachs & Co.
    -----------------------------
      (Goldman, Sachs & Co.)


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